QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.27

OBLIGATION TRANSFER AND SECURITIES PURCHASE AGREEMENT

        THIS OBLIGATION TRANSFER AND SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of December 28, 2006, by and between Clean Energy Fuels Corp., a Delaware corporation (the "Company"), and Boone Pickens (the "Purchaser").

BACKGROUND

        Upon the terms and conditions of this Agreement, the Company desires to transfer to Purchaser certain hedge contracts that are in a loss position, receive forgiveness of certain indebtedness to Purchaser that was incurred to fund certain margin deposits on the hedge contracts, and receive a return of margin deposits that it made out of its own cash balances. As consideration for the foregoing, the Company will issue a warrant to Purchaser to purchase shares of common stock of the Company in substantially the form attached to this Agreement as Exhibit A (the "Warrant"). The Warrant and the common stock issuable upon exercise thereof are collectively referred to herein as the "Securities."

AGREEMENT

        In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

        1.     Assumption of Obligations and Sale of Warrant and Related Matters.

                a.    Assumption of Hedge Positions.    Purchaser hereby agrees to acquire and assume all of the Company's right, title and interest in and to the Hedge Positions (defined below), together with all associated losses, liabilities, and obligations, as of and after the close of business on December 28, 2006. "Hedge Positions" mean the futures contracts purchased by the Company on August 2, 2006 attached as Exhibit B.

                b.    Issuance of Warrant.    Purchaser hereby agrees to take, and the Company agrees to issue to Purchaser, the Warrant as consideration for the assumed obligations and debt relief set forth in Sections 1.a., 1.c and 1.d of this Agreement. The Warrant will be signed and delivered to Purchaser upon the execution of this Agreement.

                c.    Cancellation of Indebtedness.    Purchaser hereby forgives all outstanding principal due under the Revolving Promissory Note dated November 15, 2006 between the Company and the Purchaser (the "Revolving Note"), which instrument will promptly be marked cancelled and tendered to the Company. Purchaser confirms that the Company has paid all interest owed to Purchaser under the Revolving Note as of December 28, 2006.

                d.    Treatment of margin deposits with Sempra Energy Trading Corp ("Sempra ") related to the Hedge Positions. The Company will receive from Purchaser (1) its initial margin deposits related to the Hedge Positions (approximately $9.5 million) plus (2) the excess margin deposits related to the Hedge Positions that were funded other than by using the Revolving Note (approximately $13.4 million). Purchaser will wire such funds to the Company for its hedge deposits on or before January 2007. Purchaser will be entitled to all excess margin deposits related to the Hedge Positions that were funded using the Revolving Note.

                e.    Execution of Documents.    Purchaser and the Company agree promptly to execute and take all actions necessary to give effect to the above, including, but not limited to those required by Sempra.

        2.     Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that, as of the date of the Closing:

                a.    Organization, Good Standing and Qualification.    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in the State of California and in each other jurisdiction in which the failure to qualify would have a material adverse effect on its condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects.

                b.    Authorization.    This Agreement and the Warrant (collectively, the "Transaction Documents"), the transactions contemplated hereby and thereby, and the stock issuable upon exercise of the Warrant has been duly authorized by the Board of Directors of the Company. The Transaction Documents, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

        3.     Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as of the Closing that:

                a.    Authorization.    The Purchaser has full power and authority to enter into the Transaction Documents. Each Transaction Document, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

                b.    Purchase Entirely for Own Account.    This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

                c.    Knowledge.    The Purchaser is aware of the Company's business affairs and financial condition, has had the opportunity to ask questions and receive answers regarding this investment in the Company, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.

                d.    Restricted Securities.    The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act of 1933 (the "Securities Act") which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and

Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Notwithstanding the foregoing, Purchaser shall have all rights to registration of the shares of common stock of the Company which are issued upon exercise of the Warrant as otherwise granted to Purchaser pursuant to the Registration Rights Agreement dated as of December 31, 2002, by and between ENRG, Inc., a Delaware corporation, and the equity security holders, including Purchaser, identified on Schedule A to such agreement.

                e.    No Public Market.    The Purchaser understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Securities.

                f.    Accredited Investor.    The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Purchaser warrants that: (1) by reason of the Purchaser's business or financial experience, the Purchaser has the capacity to protect his interests in connection with the purchase of the Securities and/or (2) the Purchaser has a preexisting personal or business relationship with an officer, director or stockholder of the Company of a nature and duration as would allow the Purchaser to be aware of the character, business acumen, general business and financial status of the Company.

        4.     Miscellaneous.

                a.    Successors and Assigns.    The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                b.    Governing Law.    This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of law.

                c.    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                d.    Titles and Subtitles.    The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                e.    Notices.    Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 72 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below or as subsequently modified by written notice.

                f.    Amendments and Waivers.    Any term of this Agreement may be amended or waived only with the written consent of the Company and the Purchaser.

                g.    Severability.    If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

                h.    Entire Agreement.    This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

                i.    Corporate Securities Law.    THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

[Signature Page Follows]

        The parties have executed this Agreement as of the date first written above.

COMPANY:
CLEAN ENERGY
By:	/s/ Rick Wheeler
Name: Rick Wheeler Title: Chief Financial Officer
3020 Old Ranch Parkway, Suite 200 Seal Beach, California 90470 Facsimile: (562) 493-4532
PURCHASER
By:	/s/ Boone Pickens Boone Pickens
c/o BP Capital 260 Preston Commons West 8117 Preston Way Dallas, Texas 75255 Telephone: (214) 265-4165 Facsimile: (214) 750-9773

EXHIBIT A

Form of Warrant to Purchase Common Stock

(See Behind)

EXHIBIT B

Hedge Position Contracts

PURCHASE DATE	DESCRIPTION	QUANTITY	CONTRACT NUMBER
8/2/2006	BOT CAL 08 NG	2,000	49933340
8/2/2006	BOT CAL 09 NG	2,500	49933430
8/2/2006	BOT CAL 10 NG	2,500	49933650
8/2/2006	BOT CAL 11 NG	2,500	49933790

QuickLinks

  Exhibit 10.27
OBLIGATION TRANSFER AND SECURITIES PURCHASE AGREEMENT
BACKGROUND
AGREEMENT
EXHIBIT A
EXHIBIT B